EXHIBIT 99.1

For Immediate Release

April 6, 2026

FrontView REIT Provides First Quarter Investment Update

Dallas, TX – FrontView REIT, Inc. (“FrontView” or the “Company”) today announced its first quarter investment activity.

FIRST QUARTER 2026 INVESTMENT ACTIVITY UPDATE

“FrontView acquired $34 million of properties during the first quarter, with net investment activity totaling $24 million, in line with our guidance,” said Stephen Preston, Chairman and CEO. “We are on track to deliver our fully funded $100 million net investment target in 2026, with a growing pipeline of opportunities in top MSAs centered around highly fungible, frontage-based real estate with strong tenants at attractive rents. We continue to enhance diversification and quality across the portfolio and have a clear line of sight to scale the existing platform.”

Year-to-date capital deployment (March 31, 2026):

•
Acquired 10 properties for a purchase price of $33.9 million with a cash yield of 7.49%, a weighted average lease term of 9.4 years, and annual escalators of 1.5%
•
Sold 5 properties for an aggregate $9.7 million, including 2 occupied properties with a cash yield of 6.89% and a weighted average lease term of 8.0 years

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily properties with frontage that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. FrontView’s tenants include service-oriented businesses, such as cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, restaurants, pharmacies, convenience and gas stores, car washes, fitness operations, home improvement stores, grocery stores, professional services as well as general retail tenants.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our ability to execute our business and acquisition strategies, or to complete the sale and disposition of our investment pipeline on favorable terms, if at all, involve known and unknown risks and uncertainties, which may cause the Company’s actual future results to differ materially from expected results, including, risks and uncertainties related to general economic conditions, including fluctuations in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2026, and which you are encouraged to read, are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Company Contact

investorrelations@frontviewreit.com